EXHIBIT 99.1

Press Release

Scios Inc.

820 West Maude Avenue

Sunnyvale, CA 94085

Telephone 408 616 8200

Telefax 408 616 8206

www.sciosinc.com

Contact:

Suzanne Beveridge, Scios Inc. (408) 616-2947 (media and investors)

Jim Weiss, WeissCom Partners, Inc. (415) 260-1274 (media)

Fern Lazar/Sara Moorin, Lazar Partners Ltd. (212) 867-1762 (investors)

Scios Comments on Discussions Regarding Potential Strategic Transactions

SUNNYVALE, Calif., February 7, 2003 – Scios Inc. (NASDAQ: SCIO) stated today that it is engaged in discussions with a number of life sciences companies concerning potential strategic transactions. The transactions being discussed include partnering arrangements for the Scios p38 MAP kinase inhibitor program and mergers. Scios stated that no agreement has been reached with respect to any of these potential strategic transactions. While Scios may enter into a strategic transaction, no assurance can be given that it will do so.

Scios Inc.

Scios is a biopharmaceutical company developing novel treatments for cardiovascular and inflammatory disease. The company’s disease-based technology platform integrates expertise in protein biology with computational and medicinal chemistry to identify novel targets and rationally design small molecule compounds for large markets with unmet medical needs.

Forward-Looking Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally identify such forward-looking statements using words like “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the success of preclinical and clinical trials of our pipeline products, including SCIO-469 and SCIO-323 as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company’s quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

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